EXHIBIT 10.4

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the "Amendment") is executed as of the 25th day of April , 2016, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTNE INTELLIGENCE GROUP, INC., an Indiana corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated May 6, 2014 (the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 128,259 rentable square feet; commencing September 1, 2018 an additional 10,055 rentable square feet for a total of 138,314 rentable square feet; and commencing December 1, 2018 an additional 13,636 rentable square feet for a total of 151,950 rentable square feet (the "Current Premises") known as Suite 100 in an office building commonly known as Woodland VI, located at 7635 Interactive Way, Indianapolis, Indiana 46278 (the "Building"); and

WHEREAS, Landlord and Tenant desire to further expand the Current Premises by (i) approximately 2,266 rentable square feet of space (the "First Additional Space"); and (ii) approximately 989 rentable square feet of space (the "Second Additional Space"); and

WHEREAS, Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion, extension, changes and additions to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.	Extension of Lease Term. The Lease Term is hereby extended through June 30, 2027.

3.	Amendment of Section 1.01. Basic Lease Provisions and Definitions.

(a)Commencing December 1, 2018, Section 1.01 A of the Lease is hereby amended by substituting Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Current Premises are striped and the additional space containing approximately 2,266 rentable square feet (the "First Additional Space") is cross-hatched in lieu of Exhibit A attached hereto. At such time, the Current Premises and the First Additional Space shall hereinafter be collectively referred to as the "Leased Premises".

(b)Commencing December 3, 2020, Section 1.01 A of the Lease is hereby further amended by substituting Second Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Current Premises are striped and the additional space containing approximately 989 rentable square feet (the "Second Additional Space") is cross-hatched in lieu of Amended Exhibit A attached to the Lease. Together, the Current Premises, the First Additional Space and the Second Additional Space shall hereinafter be referred to as the "Leased Premises".

(c)Commencing July 1, 2016, Section 1.01 of the Lease is hereby amended by deleting subsections B, C, D, E, F, I and N and substituting the following in lieu thereof:

"B.    Rentable Area:

Current Premises:            approximately 151,950 rentable square feet
First Additional Space         approximately 2,266 rentable square feet
Commencing December 3, 2020
-     Second Additional Space:    approximately 989 rentable square feet

Total Leased Premises:        approximately 155,205 rentable square feet;

Landlord shall use the standards described in the Standard Method for Measuring Floor Area in Office Buildings, ANS1265. 1-1996, as promulgated by the Building Owners and Managers Association International (BOMA), consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord prior to the Occupancy Date, as hereinafter defined. Landlord's determination of Rentable Area made in good faith shall presumptively be deemed correct for all purposes hereunder; provided, however, Tenant shall have the right, at any time prior to the Commencement Date, to have the Leased Premises and Building measured by Tenant's architect and, in the event of a disparity of or dispute to Landlord's measurement, either
(a)Landlord and Tenant shall mutually agree on the Rentable Area of the Leased Premises and the rentable area of the Building, or (b) Landlord and Tenant shall agree to have the Leased Premises and Building measured by an independent architect mutually agreed upon by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such certified remeasurement. If the rentable square footage of the Leased Premises/Building, as measured by said independent architect, is one thousand (1,000) feet or more smaller than Landlord's determination of the rentable square footage of the Leased Premises/Building, then the costs of said independent architect shall be borne by Landlord, otherwise said costs shall be borne by Tenant. Upon determination of the actual Rentable Area of the Leased Premises and rentable area of the Building, the Minimum Annual Rent and all other rents payable by Tenant hereunder shall be adjusted to reflect the actual square footage.

C.Building Expense Percentage: 82.64%; commencing September l, 2018 -89.11%; commencing December 1, 2018 -99.36%; commencing December 3, 2020 - 100%;

D.	Minimum Annual Rent:

128,259 square feet:

July 1, 2016 - June 30, 2017            $1,776,387.12 per year
July 1, 2017 - June 30, 2018            $1,812,299.64 per year
July 1, 2018 - June 30, 2019            $1,848,212.16 per year
July l, 2019 - June 30, 2020            $1,885,407.36 per year
July 1,2020 - June 30, 2021            $1,961,080.08 per year
July 1, 2021 - June 30, 2022            $1,992,602.44 per year
July 1, 2022 - June 30, 2023            $2,000,840.40 per year
July 1, 2023 - June 30, 2024            $2,040.600.72 per year
July l, 2024 - June 30, 2025            $2,081,643.60 per year
July 1, 2025 - June 30, 2026            $2,122,686.48 per year
July 1, 2026 - June 30, 2027            $2,165,011.92 per year

10,055 square feet:

September 1, 2018 - June 30, 2019        $120,743.80 (10 months)
July 1, 2019 - June 30, 2020            $147,808.56 per year
July 1, 2020 - June 30, 2021            $150,724.44 per year
July 1, 2021 - June 30, 2022            $153,741.00 per year
July 1, 2022 - June 30, 2023            $156,858.00 per year
July 1, 2023 - June 30, 2024            $159,975.00 per year
July 1, 2024 - June 30, 2025            $163,192.68 per year
July 1, 2025 - June 30, 2026            $166,410.24 per year
July 1, 2026 - June 30, 2027            $169, 728.36 per year

13,636 square feet (the "Woolpert Space"):

December 1, 2018 - June 30, 2019        $114,621.92 (7 months)
July 1, 2019 - June 30, 2020            $200,449.20 per year
July 1, 2020 - June 30, 2021            $204,403.68 per year
July 1, 2021 - June 30, 2022            $208,494.48 per year
July 1, 2022 - June 30, 2023            $212,721.60 per year
July 1, 2023 - June 30, 2024            $216,948.72 per year
July 1, 2024 - June 30, 2025            $221,312.28 per year
July 1, 2025 - June 30, 2026            $225,675.84 per year
July 1, 2026 - June 30, 2027            $230,175.72 per year

2,266 square feet:

December 1, 2018 - June 30, 2019        $19,047.63 (7 months)
July l, 2019 - June 30, 2020            $33,310.20 per year
July 1, 2020 - June 30, 2021            $33,967.32 per year
July 1, 2021 - June 30, 2022            $34,647.12 per year
July 1, 2022 - June 30, 2023            $35,349.60 per year
July 1, 2023 - June 30, 2024            $36,052.08 per year
July 1, 2024 - June 30, 2025            $36,777.24 per year
July 1, 2025 - June 30, 2026            $37,502.28 per year
July 1,2026 - June 30, 2027            $38,250.12 per year;

989 square feet:

December 3, 2020 - December 31, 2020    $ 1,115.65 (29 days)
January 1, 2021 - June 30, 2021        $ 7,412.58 (6 months)
July 1, 2021 - June 30, 2022            $15,121.80 per year
July 1, 2022 - June 30, 2023            $15,428.40 per year
July 1, 2023 - June 30, 2024            $15,735.00 per year
July l, 2024 - June 30, 2025            $16,051.44 per year
July 1, 2025 - June 30, 2026            $16,368.00 per year
July 1, 2026 - June 30, 2027            $16,694.28 per year

E.	Monthly Rental Installments:

128,259 square feet:
July 1, 2016 - June 30, 2017            $148,032.26 per month
July 1, 2017 - June 30, 2018            $151,024.97 per month
July 1, 2018 - June 30, 2019            $154,017.68 per month
July 1, 2019 - June 30, 2020            $157,117.28 per month
July 1, 2020 - June 30, 2021            $160,216.87 per month
July 1, 2021 - June 30, 2022            $163,423.34 per month
July 1, 2022 - June 30, 2023            $166,736.70 per month
July 1, 2023 - June 30, 2024            $170,050.06 per month
July 1, 2024 - June 30, 2025            $173,470.30 per month
July 1, 2025 - June 30, 2026            $176,890.54 per month
July 1, 2026 - June 30, 2027            $180,417.66 per month

10,055 square feet:

September 1, 2018 - June 30, 2019        $12,074.38 per month
July 1, 2019 - June 30, 2020            $12,317.38 per month
July 1, 2020 - June 30, 2021            $12,560.37 per month
July 1, 2021 - June 30, 2022            $12,811.75 per month
July 1, 2022 - June 30, 2023            $13,071.50 per month
July 1, 2023 - June 30, 2024            $13,331.25 per month
July 1, 2024 - June 30, 2025            $13,599.39 per month
July 1, 2025 - June 30, 2026            $13,867.52 per month
July 1, 2026 - June 30, 2027            $14,144.03 per month

13,636 square feet (the "Woolpert Space"):

December 1, 2018 - June 30, 2019            $16,374.56 per month
July 1, 2019 - June 30, 2020            $16,704.10 per month
July 1, 2020 - June 30, 2021            $17,033.64 per month
July l, 2021 - June 30, 2022            $17,374.54 per month
July 1, 2022 - June 30, 2023            $17,726.80 per month
July l, 2023 - June 30, 2024            $18,079.06 per month
July 1, 2024 - June 30, 2025            $18,442.69 per month
July 1, 2025 - June 30, 2026            $18,806.32 per month
July 1, 2026 - June 30, 2027            $19,181.31 per month

2,266 square feet:

December 1, 2018 - June 30, 2019            $2,721.09 per month
July 1, 2019 - June 30, 2020            $2,775.85 per month
July l, 2020 - June 30, 2021            $2,830.61 per month
July 1, 2021 - June 30, 2022            $2,887.26 per month
July 1, 2022 - June 30, 2023            $2,945.80 per month
July 1, 2023 - June 30, 2024            $3,004.34 per month
July 1, 2024 - June 30, 2025            $3,064.77 per month
July 1, 2025 - June 30, 2026            $3,125.19 per month
July 1, 2026 - June 30, 2027            $3,187.51 per month;

989 square feet:

December 3, 2020 - December 31, 2020        $1,155.65 (29 days)
January 1, 2021 - June 30, 2021            $1,235.43 per month
July 1, 2021 - June 30, 2022            $1,260.15 per month
July 1, 2022 - June 30, 2023            $1,285.70 per month
July 1, 2023 - June 30, 2024            $1,311.25 per month
July 1, 2024 - June 30, 2025            $1,337.62 per month
July 1, 2025 - June 30, 2026            $1,364.00 per month
July 1, 2026 - June 30, 2027            $1,391.19 per month

F.	Lease Term: Through June 30, 2027;

I.	Brokers: Jones Lang LaSalle representing Landlord and Meridian Real Estate, LLC representing Tenant;

N.    Intentionally Omitted."

4.Amendment of Section 2.02. Construction of Tenant Improvements. Section 2.02 of the Lease is hereby amended by incorporating the following:

"Commencing December 1, 2018, Landlord hereby agrees to provide Tenant with an allowance in an amount equal to Twenty Seven Thousand One Hundred Ninety Two and 00/100 Dollars ($27,192.00) ("First Additional Space Allowance") for tenant's use in constructing mutually agreed upon tenant improvements in the First Additional Space which shall be performed in accordance with Section 7.03 of the Lease. Any portion of the First Additional Space Allowance not utilized on or before November 30, 2019 shall be forfeited. Landlord hereby agrees that Tenant shall have access to the Woolpert Space and to the First Additional Space on September 1, 2018 for constructing the tenant improvements and otherwise prepare the Woolpert Space and the First Additional Space for occupancy. During such entry (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, and (b) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request).

Commencing December 3, 2020, Landlord hereby agrees to provide Tenant with an allowance in an amount equal to Seven Thousand Nine Hundred Twelve and 00/100 Dollars ($7,912.00) ("Second Additional Space Allowance") for tenant's use in constructing mutually agreed upon tenant improvements in the Second Additional Space which shall be performed in accordance with Section 7.03 of the Lease. Any portion of the Second Additional Space Allowance not utilized on or before December 2, 2021 shall be forfeited.

In addition, commencing July 1, 2025, Landlord hereby agrees to provide Tenant with an allowance in an amount equal to Three Hundred Three Thousand Nine Hundred and 00/100 Dollars ($303,900.00) ("Landlord's Allowance") to be used towards mutually agreed upon tenant improvements in the Leased Premises. Any portion of Landlord's Allowance not utilized on or before June 30, 2026 shall be forfeited."

5. Amendment of Section 3. 02. B. Operating Expenses. Commencing July 1, 2016, Section 3. 02.B. of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Operating Expenses" shall mean the commercially reasonable amount of all of Landlord's costs and expenses paid or incurred in connection with assessments imposed by any covenants or owners' association and insurance premiums and deductibles and all insurance premiums and deductibles incurred by Landlord to maintain such coverages set forth in Section 9.04, and, only to the extent and for so long as Tenant fails to comply with its obligations set forth in Section 7.01 hereof after such notice and cure periods provided for in this Lease, all of Landlord's costs and expenses paid or incurred in operating, repairing and maintaining the Building (including the Common Areas as defined below) in good condition.

Operating Expenses shall not include expenses incurred by Landlord with regard to: (i) Landlord's warranty obligations hereunder; (ii) replacement of the structural components and frame, exterior walls, sub-membrane structural elements of the roof, foundation of the Building, or correction of any construction defect, or restoration or repair of any damage by fire, windstorm or other casualty to the extent covered by insurance of the type to be maintained by Landlord hereunder; (iii) repairs, replacement or maintenance to the extent directly caused by the negligence or intentional misconduct of Landlord or its affiliates or their agents, employees or contractors or other tenants of the Building, if any; (iv) interest or principal payments (or late charges, fees or premiums) on any mortgage or other similar indebtedness of Landlord; (v) any ground lease rental; (vi) rental for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in this Section; (vii) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building, excluding interior Building signage/directionals; (viii) Real Estate Taxes which are paid directly by Tenant pursuant to Section 3. 03; (ix) any depreciation allowance or other expense of charge in respect to any capital improvements, except as otherwise specifically provided in this Lease; (x) any cost for which Landlord is otherwise reimbursed in any manner; or (xi) cost for which Landlord has been compensated by management or administrative fee."

6.Amendment of Section 3.02.C. Tenant's Proportionate Share of Operating Expenses. Commencing July 1, 2016, Section 3.02.C. of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Tenant's Proportionate Share of Operating Expenses": an amount equal to the product obtained by multiplying Tenant's Proportionate Share by the Operating Expenses for the applicable calendar year."

7.Amendment of Section 3.03. Payment of Additional Rent. Section 3.03 of the Lease is hereby amended by deleting the 5th sentence and substituting the following in lieu thereof:

"In the event any allowable Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment by giving Tenant sixty (60) days prior written notice of same and, thereafter, Tenant shall pay to Landlord in each remaining month of such calendar year an amount equal to such increase divided by the number of months remaining in such calendar year."

8.Amendment of Section 3.05. Maximum Increase in Operating Expenses. Commencing July 1, 2016, Section 3.05 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

9.Amendment of Article 6 - Utilities and Other Building Services. Commencing July 1, 2016, Article 6 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises and the Building. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder."

10.Amendment of Section 7.01. Repair and Maintenance of Building. Commencing July 1, 2016, Section 7.01 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Section 7.01. Tenant's Responsibility. Tenant shall, at its own cost and expense, maintain the entire interior and exterior of the Leased Premises, Building and Common Areas in condition consistent with other buildings of similar class in the greater Indianapolis suburban office market, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating, ventilating and air conditioning systems, plate glass, floors (maintenance and repair only), windows, doors, exterior walls (maintenance and repair only), roof (excluding the sub-membrane structural elements of the root), parking areas (including snow removal), landscaping, sprinkler and plumbing systems. Tenant shall either self perform or obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems and, if applicable, provide Landlord with a copy thereof. The preventive maintenance protocol (for either the self performance or a third party contractor) shall meet or exceed Landlord's commercially reasonable standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis. In addition, Tenant hereby agrees to conduct (i) annual hardscape surveys on the parking lots; (ii) annual roof surveys; (iii) annual fire & life safety tests on the Building's fire and life safety equipment; and (iv) annual sprinkler tests and provide Landlord with a copy of each such report. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges that any provision herein stating Landlord's obligation to perform any maintenance, service, repair or replacement shall be Tenant's responsibility and obligation hereunder, provided, however, Landlord shall be responsible for the cost and expense of any replacement of the structural components and frame, exterior walls, sub-membrane structural elements of the roof, foundation of the Building or correction of any construction defect, or restoration or repair of any damage by fire, windstorm or other casualty to the extent covered by insurance of the type to be maintained by Landlord hereunder, except to the extent any of the foregoing items require replacement because of the negligence, misuse or default of Tenant, its employees or agents, whereby Tenant and Landlord agree that Landlord shall make such repairs at Tenant's sole cost and expense."

11.Amendment of Section 7.02. Repair and Maintenance of Leased Premises. Commencing July 1, 2016, Section 7.02 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

12.Amendment of Section 7.03. Repair and Maintenance of Leased Premises. Commencing July 1, 2016, the second sentence of Section 7.03 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Notwithstanding the foregoing, Tenant shall have the right without Landlord's consent, and in compliance with all other provisions of this Section, to make any non-structural alterations to the Leased Premises which do not materially impact the Building's mechanical or electrical systems, do not adversely affect the Building's appearance or value, and the cost of which does not exceed Ninety Thousand and 00/100 Dollars ($90,000.00) in the aggregate, provided that Tenant gives Landlord fifteen (15) days prior written notice of any such alterations, along with copies of plans and specifications relating thereto."

13.Amendment of Section 16.14. Option to Purchase. Section 16.14(d) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"(d) The purchase price for the Woodland Buildings (the "Purchase Price"), which shall be paid by Tenant to Landlord at the Closing in immediately available funds, shall be:

$88,964,962.00 if Closing is on or before June 30, 2016; or
$89,698,295.00 if Closing is between July 1, 2016 and August 31, 2016; or
$89,786,041.00 if Closing is between September 1, 2016 and November 30, 2016; or
$89,969,745.00 if Closing is on or after December 1, 2016;

plus all sums of money owed by Tenant to Landlord under this Lease or otherwise but not previously paid (or less all sums of money owed by Landlord to Tenant under this Lease or otherwise but not previously paid, if applicable). Tenant and Landlord will prorate all income and expenses relating to the Woodland

Buildings based upon Tenant's and Landlord's respective periods of ownership for the calendar year in which the Closing occurs with Tenant treated as the owner of the Woodland Buildings on the date of Closing."

14.Amendment of Section 16.18. Option to Surrender Space. Section 16.18 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

15.Incorporation of Sections 16.21, 16.22 and 16.23. The Lease is hereby amended to incorporate the following additional sections:

"Section 16.21. Anti-Corruption Laws and Sanctions. For purposes hereof, (a) "Anti Corruption Laws" shall mean all Laws applicable to a pertinent party from time to time concerning or relating to bribery or anti-corruption; (b) "Sanctions" shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. federal government, inc1uding those administered by the Office of Foreign Assets Control, the United States Department of Treasury ("OFAC") or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, any European Union member state in which a pertinent party or any of its subsidiaries conduct operations or Her Majesty's Treasury of the United Kingdom; and (c) "Sanctioned Person" shall mean, at any time, (i) any person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state in which the pertinent party or any of its subsidiaries conducts operations, (ii) unless otherwise authorized by OFAC, any person or entity operating, organized or resident in any country or territory which is itself the subject or target of any full-scope (non-list based) Sanctions, or (iii) any ownership of fifty percent (50%) or more of an entity by persons or entities described in the foregoing clauses (i) or (ii). Each of Landlord and Tenant represents and warrants that neither it nor any of its subsidiaries, nor to its knowledge, their respective directors, officers, employees or agents, is a Sanctioned Person. Each party further represents that it and its subsidiaries, and to its knowledge, their respective directors, officers, employees and agents, complies and shall continue to comply in all material respects with all Sanctions and with all Anti-Corruption Laws. Each party will use reasonable efforts to notify the other in writing if any of the foregoing representations and warranties are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached. In the event of any violation of this Section by Tenant, Landlord will be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity.

Section 16.22. Contingency. Landlord and Tenant hereby acknowledge and agree that, upon Landlord and Tenant executing that certain Lease Termination Agreement regarding that certain Office Lease dated May 6, 2014, whereby Tenant leases approximately 56,862 rentable square feet in the building commonly known as Woodland I, this Amendment sha11 be of full force and effect. Upon receipt by Landlord of this Amendment signed by Tenant, Landlord agrees to simultaneously execute the Lease Termination Agreement along with this Amendment and return to Tenant within 3 business days. In the event such Lease Termination Agreement is not executed by Landlord within the 3 business day time frame this Amendment sha11 be deemed nu11 and void and of no further force or effect.

Section 16.23. Property Management. Tenant hereby acknowledges that Landlord has entered into (i) that certain Office Lease with Woolpert Inc. ("Woolpert") dated May 13, 2008 (the "Woolpert Lease") whereby Woolpert leases approximately 23,691 square feet in the Building from Landlord and which Woolpert Lease expires August 31, 2018 and (ii) that certain Office Lease with OurHealth, LLC ("OurHealth" and, together with Woolpert, the "Tenants") dated June 16, 2010, as amended (collectively, the "OurHealth Lease" and, together with the Woolpert Lease, the "Tenant Leases") whereby OurHealth leases approximately 989 square feet in the Building from Landlord and which OurHealth Lease expires December 2, 2020. As a condition of Landlord entering into this Amendment with Tenant, Tenant hereby agrees enter into that certain Management Agreement attached hereto and made part hereof as Exhibit E (the "Management Agreement").

The Management Agreement shall be effective as of July 1, 2016 and continuing through and until December 2, 2020 and provide that, except as otherwise provided in Section 3.02.B and Section 7. 01 above, Tenant shall, at its cost and expense (subject to reimbursement pursuant to the Management Agreement), provide Tenants any and all services under the Tenant Leases during the remainder of the applicable lease terms which would otherwise be Landlord's responsibility including, without limitation, administering, budgeting and accounting for the Annual Rental Adjustment, Operating Expenses and Additional Rent pursuant to Sections 3.02 and 3. 03 of the Tenant Leases, providing utility services pursuant to Article 6 of the Tenant Leases, repair and maintenance of the Building and Leased Premises pursuant to Sections 7.01 and 7.02 of the Tenant Leases."

16.Broker. Tenant represents and warrants that, except for Jones Lang LaSal1e representing Landlord, and Meridian Real Estate, LLC representing Tenant, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

17.	Representations and Warranties.

(a)Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms and (iv) upon Tenant's occupancy of the First Additional Space, all fitness equipment and related personal property located therein shall remain in the First Additional Space and ownership of same shall be deemed granted to Tenant and Landlord shall waive any further right to such equipment.

18.Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

19.Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

20.Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGES)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By:    Duke Realty Corporation,
its general partner

Dated: 4/25/16                     By: /s/ Charles E. Podell
Charles E. Podell
Senior Vice President
Indiana and Ohio Region

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

TENANT:

INTERACTIVE INTELLIGENCE GROUP, INC., an Indiana corporation

Dated: April 25, 2016             By: s/ Ashley Vukovits

Printed: Ashley Vukovits

Title: CFO

STATE OF INDIANA     )
) SS:
COUNTY OF MARION     )

Before me, a Notary Public in and for said County and State, personally appeared Ashley Vukovits , by me known and by me known to be the CFO of Interactive Intelligence Group, Inc., an Indiana corporation, who acknowledged the execution of the foregoing First Lease Amendment on behalf of said corporation.

WITNESS my hand and Notarial Seal this 25th day of April , 2016.

/s/ Traci L. Shaw
Notary Public

Traci L. Shaw
Printed Signature

My Commission Expires: 3/14/2023

My County of Residence: Boone